UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                                ST. JUDE MEDICAL
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
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     [_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

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          4)   Date Filed:

________________________________________________________________________________

NOTICE OF 2001 ANNUAL MEETING AND
                           PROXY STATEMENT







                                                         [LOGO] ST. JUDE MEDICAL

--------------------------------------------------------------------------------
                               ST. JUDE MEDICAL
--------------------------------------------------------------------------------
                               ONE LILLEHEI PLAZA
                            ST. PAUL, MINNESOTA 55117

                 --------------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 --------------------------------------------

  TIME ...................... 9:30 a.m. C.D.T.
                              Thursday, May 17, 2001

  PLACE ..................... Lutheran Brotherhood Auditorium
                              Lutheran Brotherhood Building
                              625 Fourth Avenue South
                              Minneapolis, Minnesota

  ITEMS OF BUSINESS ......... (1) To elect two members of the Board of
                                  Directors, whose term is described in the proxy statement.

                              (2) To approve the appointment of Ernst & Young
                                  LLP as the Company's independent auditors for 2001.

                              (3) To transact such other business as may
                                  properly come before the meeting and any adjournment.

  RECORD DATE ............... Holders of St. Jude Medical, Inc. common stock of record at the close of business on March 23, 2001 are entitled to vote at the meeting.

  ANNUAL REPORT ............. The Company's 2000 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

  PROXY VOTING .............. It is important that your shares be represented at the meeting. You can vote your shares by completing and returning the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying statement.



                               Kevin T. O'Malley
                               VICE PRESIDENT, GENERAL COUNSEL &
                               SECRETARY

March 28, 2001

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------


                                                                                           PAGE

                                                                                          -----
PROXY STATEMENT .......................................................................     1
 Proxies and Voting Procedures ........................................................     1
 Shareholders Entitled to Vote ........................................................     2
 Required Vote ........................................................................     2
 Cost of Proxy Solicitation ...........................................................     2
GOVERNANCE OF THE COMPANY .............................................................     2
 Committees of the Board of Directors .................................................     2
 Report of the Audit Committee ........................................................     3
 Compensation of Directors ............................................................     3
 Section 16(a) Beneficial Ownership Reporting Compliance ..............................     4
BOARD OF DIRECTORS ....................................................................     4
 Nominees for Term Expiring in 2004 ...................................................     5
 Directors Whose Terms Will Expire in 2002 ............................................     5
 Directors Whose Terms Will Expire in 2003 ............................................     6
SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS AND
 CERTAIN BENEFICIAL OWNERS ............................................................     7
DIRECTORS' PROPOSAL (TO RATIFY THE APPOINTMENT OF AUDITORS) ...........................     8
STOCK PERFORMANCE GRAPH ...............................................................     9
EXECUTIVE COMPENSATION ................................................................    10
 Report of the Compensation Committee on Executive Compensation .......................    10
 Summary Compensation Table ...........................................................    13
 Option Grants in Last Fiscal Year ....................................................    14
 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values ....    14
 Employment, Termination and Change in Control Agreements .............................    15
 Loan Guarantees ......................................................................    15
SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING .....................................    16
OTHER MATTERS .........................................................................    16
APPENDIX A -- CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS ................    17

St. Jude Medical, Inc.                                   [LOGO] ST. JUDE MEDICAL
One Lillehei Plaza
St. Paul, MN 55117

                                 PROXY STATEMENT

--------------------------------------------------------------------------------
     We are providing these proxy materials in connection with the solicitation by the Board of Directors of St. Jude Medical, Inc., of proxies to be voted at the Company's 2001 Annual Meeting of Shareholders and at any meeting following adjournment thereof.

     You are cordially invited to attend the Annual Meeting on May 17, 2001, beginning at 9:30 a.m. C.D.T. The meeting will be held in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota. The location is accessible to handicapped persons.

     We are first mailing this proxy statement and accompanying forms of proxy and voting instructions on March 29, 2001 to holders of the Company's common stock on March 23, 2001, the record date for the meeting.

PROXIES AND VOTING PROCEDURES

     YOUR VOTE IS IMPORTANT. Because many shareholders cannot attend the meeting in person, it is necessary that a large number be represented by proxy. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record.

     You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person by ballot at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the meeting. By providing your voting instructions promptly, you may save the Company the expense of a second mailing.

     All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A MATTER, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

     If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the meeting.

SHAREHOLDERS ENTITLED TO VOTE
       Shareholders at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

       On the record date, March 23, 2001, there were 85,673,126 shares of common stock outstanding.

REQUIRED VOTE
       The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of Directors is necessary to constitute a quorum at the meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

       All matters to be acted upon at the Annual Meeting require the affirmative vote of the holders of a majority of the shares of common stock of the Company represented at the meeting in person or by proxy.

       Abstentions and broker "non-votes" are not counted for the purposes of the election of a Director.

COST OF PROXY SOLICITATION
       St. Jude Medical, Inc. will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means.


       In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for the expenses incurred in sending proxies and proxy materials to beneficial owners of St. Jude Medical stock.

                            GOVERNANCE OF THE COMPANY
--------------------------------------------------------------------------------


       St. Jude Medical's business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the CEO and officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

       During 2000, the Board held eight meetings and the committees held a total of eleven meetings. During 2000, each of our directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which he or she served. The average attendance at the Board and committee meetings was 93%.

COMMITTEES OF THE BOARD OF DIRECTORS
       During 2000, the Board of Directors had three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. During 2000, the Audit Committee met five times, the Compensation Committee met six times, and the Nominating and Governance Committee met one time.

       The Nominating and Governance Committee is responsible for recommending good governance practices. The Nominating and Governance Committee evaluates qualifications and candidates for positions on the Board. In addition, the Nominating and Governance Committee facilitates an annual evaluation by Board members of the Board and individual Director performance and provides feedback to the entire Board. The procedures for shareholder nominations for the election of Directors are the same as those for the submission of shareholder proposals which can be found on page 16.

       The Compensation Committee's duties include annual approval of the Company's compensation policies, including salary, bonus and long-term incentive programs, recommendation of the appropriate base salary level for Executive Officers for approval by the Board of Director's, and consideration of matters with respect to profit sharing and other employee benefits provided by the Company. The Compensation Committee also grants stock options and administers the Company's stock plans.

                          REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------


       The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors.

       We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel.

       We regularly meet privately with the independent auditors who have unrestricted access to the Committee.

       We also recommend to the Board the appointment of the independent auditors (subject to shareholder approval) and review periodically their performance and independence from management.

       The Directors who serve on the Committee are all "independent" for purposes of the New York Stock Exchange listing standards. That is, the Board has determined that none of us has a relationship to the Company that may interfere with our independence from the Company and its management.

       The Board has adopted a written charter describing the functions the Committee is to perform. You can find a copy of the charter attached to this proxy statement as Appendix A.

       Management has the primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

       The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operation, and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

       This year, we reviewed the Company's audited financial statements and met with both management and Ernst and Young LLP, the Company's independent auditors, to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

       We have received from and discussed with Ernst and Young the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of nonaudit services with the auditor's independence. We also discussed with Ernst and Young any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

       We recommended to the Board (and the Board approved) that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

Stuart Essig
Lowell Anderson
David Thompson

COMPENSATION OF DIRECTORS
       Each non-employee Director, except the Chairman of the Board, receives a retainer of $2,500 per month plus $1,000 for each Board meeting attended. Committee chairpersons receive an additional annual fee of $3,000. Directors are reimbursed for expenses incurred in connection with travel and lodging when attending meetings of the Board or otherwise engaged in Company business. Directors may elect to receive the annual retainer fee either as 100% cash, 50% cash plus 50% restricted stock, or 100% restricted stock. Restricted stock is issued at the fair market value of the stock on the date of grant. The restriction on the stock lapses on the six-month anniversary of the grant date.

       Under the 2000 Stock Plan (the "2000 Plan"), the Company has in effect a program of annual automatic grants of stock options to non-employee Directors. Each person who is not an employee of the Company and who is elected, re-elected or serving an unexpired term as a Director at any annual or special meeting of shareholders automatically receives, as of the date of such meeting, an option to purchase 3,000 shares of common stock at an option price of not less than 100% of the fair market value of the Company's common stock on such date. All such options are designated as non-qualified stock options with eight-year terms and fully vest on the six-month anniversary from the grant date. At the 2000 Annual Meeting of shareholders, each non-employee director at that time received an automatic grant of an option to purchase 3,000 shares at $34.25 per share, the fair market value of the common stock on the date of grant. No additional options were grated to non-employee directors in 2000 under the 2000 Plan.

       Under a retirement plan for non-employee Directors that was terminated April 1, 1996, each non-employee Director on the Board at that time who serves five years or more will receive payment of an annual benefit equal to the average of the annual retainer paid to the Director during his or her service as a Director, with a minimum annual benefit of $24,000. The retirement benefit will commence at the later of the time of retirement from the Board or when the Director becomes 60 years old. The retirement benefit is payable over a number of years equal to the Director's years of service as a member of the Board of Directors prior to April 1, 1996.

       Directors are eligible to participate in the Company's charitable gift-matching program under which the Company will match a participant's gift to certain charitable organizations, up to a maximum of $1,000 per year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
       Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers to file reports of holdings and transactions in St. Jude Medical stock with the Securities and Exchange Commission. Based on our records and other information, we believe that all Securities and Exchange Commission filing requirements applicable to our Directors and Executive Officers with respect to 2000 were met except that a Form 4 was filed for Mr. Garrett one day late for the sale of 10,000 shares.

                               BOARD OF DIRECTORS
--------------------------------------------------------------------------------


       The Board of Directors is divided into three classes, whose terms expire at successive Annual Meetings.

       Two Directors have been nominated for election at the Annual Meeting to serve for a three-year term expiring at the Company's annual meeting in 2004. The Board of Directors has nominated Terry L. Shepherd and David A. Thompson for these positions. You can find the principal occupation and other information about the nominees on page 5.

       Lowell C. Anderson and Gail R. Wilensky are in the class of directors whose terms expire at the annual meeting. They will not be standing for election at the upcoming meeting. We wish to thank Mr. Anderson and Dr. Wilensky for their prior service to the Company as members of the Board.

       The persons named in the proxy card will vote such proxy for the election of Mr. Shepherd and Mr. Thompson unless you indicate that your vote should be withheld. They will not vote for additional Directors. If elected, Mr. Shepherd and Mr. Thompson will continue in office until their successors have been duly elected and qualified, or until the earlier of their death, resignation or retirement. We expect all nominees to be able to serve if elected.

       Beginning on page 5, you can find the principal occupation and other information about the Directors whose terms of office will continue after the annual meeting. You can find the information about the St. Jude Medical stock ownership of the nominees and those other Directors on page 7.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MR. SHEPHERD AND MR. THOMPSON AS DIRECTORS.

                      NOMINEES FOR TERM EXPIRING IN 2004
--------------------------------------------------------------------------------



[PHOTO]

TERRY L. SHEPHERD, Director of St. Jude Medical since 1999. Chief Executive Officer of St. Jude Medical, Inc. since May 1999. President of the St. Jude Medical Heart Valve Division from 1994-1999. Age: 48



[PHOTO]

DAVID A. THOMPSON, Director of St. Jude Medical since 1999. Retired from Abbott Laboratories, a medical products company, in 1995 where he held several corporate officer positions. Director of Life Cell, a bioengineering company; Tripath, a diagnostic image company; Hycor, a diagnostic company; Nabi, a biopharmaceutical company; and Third Wave Technologies, a company that uses nucleic acid technology for medical diagnosis and treatment. Committees: Member of the Audit Committee and the Nominating and Governance Committee. Age: 59


                   DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002
--------------------------------------------------------------------------------


[PHOTO]

STUART M. ESSIG, Director of St. Jude Medical since 1999. President and Chief Executive Officer and a member of the Board of Directors of Integra Life Sciences Holdings Corporation, a medical products company, since December 1997. Previously a managing director of Goldman, Sachs & Co., an investment banking firm, responsible for the medical technology practice. Director of Vital Signs, Inc., a respiratory medical device company. Committees: Chairperson of the Audit Committee. Age: 39.


[PHOTO]

THOMAS H. GARRETT III, Director of St. Jude Medical since 1979. Self-employed as a business consultant since June 1996. Previously, a member of the law firm of Lindquist & Vennum PLLP of Minneapolis, Minnesota and its Managing Partner from 1993 through 1995. A Director of Check Technology Corporation, a manufacturer of financial document printing systems, and Lifecore Biomedical, Inc., a biomedical and surgical device manufacturer. Committees: Chairperson of the Compensation Committee. Age: 56

                   DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003
--------------------------------------------------------------------------------


[PHOTO]

RONALD A. MATRICARIA, Director of St. Jude Medical since 1993. President and Chief Executive Officer of the Company from April 1993 to January 1995. From January 1995 until January 1998, Chairman, President and CEO of the Company. From January 1998 until May 1999, Chairman and Chief Executive Officer of the Company. Chairman of the Board of Directors of the Company since May 1999.
Age: 58.


[PHOTO]

DR. WALTER L. SEMBROWICH, Director of St. Jude Medical since 1994. Founder, Chairman and CEO of Birch Point Medical, Inc., a manufacturer of drug delivery systems. From 1996 to 1999, President of Aviex, Inc., a management and investment firm serving medical start-up companies. Chairman of the Board of Opticon Medical, Inc., an early stage medical technology company that has developed a device for the management of urinary incontinence. Committees:
Chairperson of the Nominating and Governance Committee and member of the Compensation Committee. Age: 58


[PHOTO]

DANIEL J. STARKS, Director of St. Jude Medical since 1996. President and Chief Operating Officer of St. Jude Medical since February 1, 2001. From April 1998, until February 2001, the President and Chief Executive Officer of the Company's Cardiac Rhythm Management Division. From September 1997 to April 1998 the Chief Executive Officer of the Company's Cardiac Rhythm Management Division. Previously Chief Executive Officer and President, Daig Corporation. Age: 46.

                SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS AND
                            CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------
     The following table presents information provided to the Company as to the beneficial ownership of the Company's common stock as of February 21, 2001, by
(i) each person known to the Company to be the beneficial owner of more than 5% of such stock, (ii) named executive officers appearing in the summary compensation table on page 13, and (iii) all directors and executive officers as a group:


                                                       AMOUNT AND
                                                       NATURE OF
                                                       BENEFICIAL         PERCENT OF
BENEFICIAL OWNERS                                      OWNERSHIP            CLASS
----------------------------------------------   ---------------------   -----------
  Lowell C. Anderson                                      7,750(1)             *
  Stuart M. Essig                                         8,066(1)             *
  Thomas H. Garrett III                                  60,568(1)(2)         .1%
  Ronald A. Matricaria                                2,056,230(1)           2.3%
  Walter L. Sembrowich                                   30,000(1)             *
  Terry L. Shepherd                                     430,910(1)            .5%
  Daniel J. Starks                                    2,006,348(1)           2.3%
  David A. Thompson                                       6,811(1)             *
  Gail R. Wilensky                                       21,176(1)             *
  John C. Heinmiller                                     69,498(1)            .1%
  Kevin T. O'Malley                                     115,108(1)            .1%
  Robert Cohen                                           34,280(1)             *
Directors and Executive Officers
 as a Group (19)                                      5,229,400(3)           5.9%

Wellington Management Company, LLP                    4,262,750(4)           5.0%
75 State Street
Boston, MA 02109

Putnam Investments, LLC                               4,396,915(5)           5.2%
One Post Office Square
Boston, MA 02109

FOOTNOTES

*   Less than .1%

(1) Includes 7,750, 6,000, 28,500, 2,038,431, 24,000, 406,525, 115,750, 6,000,
    19,500, 25,875, 113,075, and 30,875 shares which Messrs. Anderson, Essig, Garrett, Matricaria, Sembrowich, Shepherd, Starks and Thompson, Dr. Wilensky, Messrs. Heinmiller, O'Malley and Cohen, respectively, may acquire within sixty days from the date hereof, pursuant to the exercise of stock options.

(2) Includes 12,000 shares owned by Mr. Garrett's wife to which Mr. Garrett disclaims beneficial ownership.

(3) Includes 3,177,314 shares that such individuals may acquire within sixty days from the date hereof, pursuant to the exercise of stock options.

(4) Based on information in a Schedule 13G Report dated February 14, 2001, delivered to the Company indicating that Wellington Management Company, LLP is the beneficial owner of 4,262,750 shares, and possesses shared voting power with respect to 1,534,350 shares and shared dispositive power with respect to 4,262,750 shares as of December 31, 2000.

(5) Based on information in a Schedule 13G Report dated February 13, 2001, delivered to the Company indicating that Putnam Investments, LLC and related companies are the beneficial owners of 4,396,915 shares and possess shared voting power with respect to 228,600 shares, and shared dispositive power with respect to 4,396,915 shares as of December 31, 2000.

           DIRECTOR'S PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------


       Based on the recommendation of the Audit Committee, the Board of Directors has appointed Ernst and Young LLP as independent auditors for 2001, subject to shareholder ratification. Ernst and Young will audit our consolidated financial statements for 2001 and perform other services.

       AUDIT FEES. The aggregate fees for professional services rendered by Ernst and Young in connection with their audit of our consolidated financial statements for 2000 and their reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for 2000 was approximately $517,500.

       FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no professional services rendered by Ernst and Young in 2000 relating to financial information systems design and implementation.

       ALL OTHER FEES. The aggregate fees for all other services rendered by Ernst and Young in 2000 was approximately $2,504,100.

       RATIFICATION OF APPOINTMENT. A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst and Young as our independent auditors. A representative of Ernst and Young will be present with the opportunity to make a statement and to answer your questions. If the shareholders do not ratify the appointment, the Board will reconsider it.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST AND YOUNG.

                             STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     The graph below compares the cumulative total shareholder returns for St. Jude Medical common stock for the last five years as compared with the S&P Medical Products and Supplies Index and the S&P 500 Stock Index weighted by market value at each measurement point.

     This graph covers the period of time from December 31, 1995, through December 31, 2000.

[GRAPHIC OMITTED]







                                        1995         1996         1997         1998         1999          2000
                                    -----------   ----------   ----------   ----------   ----------   -----------
St. Jude Medical, Inc. ..........     $ 100.0      $  98.6      $  70.9      $  64.8      $  71.4       $ 142.9
S&P Medical Products
 and Supplies Index .............     $ 100.0      $ 114.7      $ 142.8      $ 205.6      $ 190.5       $ 274.7
S&P 500 Index ...................     $ 100.0      $ 122.7      $ 163.3      $ 209.6      $ 253.4       $ 230.5

                             EXECUTIVE COMPENSATION

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


       Our report covers the following topics:

o Role of the Compensation Committee
o Executive Compensation philosophy and process
o Components of our Executive Compensation Program
o Compensation of the Chief Executive Officer
o Broader Employee Compensation

ROLE OF THE COMPENSATION COMMITTEE
       We are responsible to the Company's Board of Directors and shareholders for establishing and administering compensation programs for the Company's executive officers (Executive Officers). None of the members of the Committee is a current or former employee of the Company. All decisions by the Committee relating to the compensation of the Executive Officers are reviewed by the Board of Directors.

EXECUTIVE COMPENSATION PHILOSOPHY
AND PROCESS
       The goal of our compensation program is to attract, retain and motivate talented executives to enable the Company to be successful in a highly competitive industry and to enhance shareholder value. The following principles were used in the design of the program:

o Compensation should be related to performance
o Executive Officers and employees should be encouraged to own St. Jude Medical stock
o A significant amount of an Executive Officer's compensation should be incentive-based and subject to risk.

       We evaluate the Company's Executive Officer's compensation program in relation to the programs offered by other medical products companies. An analysis of nine peer group medical products companies' executive level compensation programs was performed in 2000. Our objective is to attract and retain talented individuals by targeting total executive compensation at the 60th percentile of the market as defined by the nine company peer group analysis. The nine companies in the compensation peer group are not the same companies in the stock performance graph on page 9. We consider the results of the formal Board of Directors review of the CEO's performance when making recommendations regarding the CEO and we consider the CEO's recommendations when evaluating the compensation of other Executive Officers.

       Our policy is to maximize the deductibility of compensation payments to Executive Officers under Section 162(m) of the Internal Revenue Code ("the Code"). Our shareholders have approved our Management Incentive Compensation Plan (MICP) which is designed and administered in such a manner that compensation awarded under MICP is tax deductible.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
       Our compensation program for Executive Officers has three components:

o Base Salary
o Annual Incentive Award
o Stock Based Compensation

       BASE SALARY. An Executive Officer's base salary is determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, current salary in relation to the range designated for the job and salary levels for comparable positions at the peer group companies mentioned previously. Additionally, the Committee sets base salaries for Executive Officers based on the Executive Officer's contribution to the Company's success through operational improvements and strategic initiatives. Based upon the peer group data, the Executive Officers' base salary levels are currently estimated to be at the 50th percentile.

       ANNUAL INCENTIVE AWARDS. Annual incentive awards are designed to provide Executive Officers an additional incentive for achieving the annual performance goals established in the yearly business plan. Payments under the Company's annual cash incentive plan, MICP, are based on the Company's level of achievement of annual earnings per share targets as well as divisional and geographical profitability and sales targets, all as established under the Company's annual operating plan. There is a pre-assigned relative weighting ascribed to each of these factors.

       Executive Officers are eligible for normal annual cash incentive payments ranging from 40% to 60% of base salary, except for the CEO and President and COO who are eligible for a normal incentive payment of up to 100% of base salary. The payments can increase by up to 50% of the normal payments based on performance above targeted levels and decrease substantially if actual results fail to meet targeted levels. For 2000, the Company's earnings per share performance exceeded targeted levels and, therefore, the awards were above the normal levels for that portion of the incentive payments attributable to earnings per share. Achievement of other performance targets varied.

       STOCK BASED COMPENSATION. We believe that stock based compensation creates an appropriate incentive for Executive Officers and employees to identify with the interests of shareholders.

       STOCK OPTION AWARDS. Stock options are awarded at an exercise price equal to or greater than the fair market value of the stock on the date of grant and therefore, only have value if the price the Company's stock appreciates in value from the date the stock options are granted. The Executive Officers and shareholders mutually benefit from such stock price appreciation.

       Stock options are awarded from time to time consistent with the Company's objective to provide (i) a long-term equity interest in the Company, and (ii) an opportunity for a greater financial reward if long-term performance is sustained. To encourage a longer-term perspective and to retain our employees, the options cannot be exercised immediately. Generally options become exercisable over a four-year period. The number of options granted to each Executive Officer falls within a predetermined range, set and approved annually by the Committee. Individual grant size is dependent upon the Company's future business plans and the Executive Officer's ability to positively impact those plans, the Executive Officer's position and level of responsibility within the Company, and an evaluation of the Executive Officer's performance. No pre-assigned relative weight is ascribed to any of these factors. In 2000, a total of 847,500 stock options was granted to Executive Officers.

       RESTRICTED STOCK AWARDS. We believe restricted shares provide an immediate and direct link to shareholder interests. The timing and number of shares granted are based on the Company's future business plans and the Executive Officer's ability to positively impact those plans. Restricted stock awards generally vest over a four-year period. In 2000, a total of 6,000 restricted shares was awarded to Executive Officers.

       STOCK OWNERSHIP GUIDELINES. Stock ownership guidelines were established in 1995. These guidelines set stock ownership targets which management and Board members are encouraged to achieve. Targeted stock ownership levels range from one to three times base salary for Executive Officers and three times annual retainer for Board members.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
       In 2000, Mr. Shepherd, the CEO, was the most highly compensated Executive Officer.

       BASE SALARY. In 2000, Mr. Shepherd earned a base salary of $500,000. This is the amount provided for in Mr. Shepherd's May 1999 employment contract.

       ANNUAL INCENTIVE AWARD. Mr. Shepherd earned a MICP award of $600,000 for 2000.

       STOCK OPTION VESTING. Under criteria established at the time of grant, 274,563 stock option shares granted previously to Mr. Shepherd vested due to time and performance during 2000.

       PROPOSED CHANGE IN COMPENSATION. In May 2000, we reviewed Mr. Shepherd's compensation and at his request did not propose to increase his salary even though our analysis of the peer group data and Mr. Shepherd's performance evaluation by the Board indicated that an increase was appropriate in our view. The Board of Directors granted Mr. Shepherd a stock option for 60,000 shares as an expression of the Board's confidence in Mr. Shepherd's leadership. Mr. Shepherd formally declined to accept the grant on the basis that shareholder value had not, at that time, significantly increased during his tenure.

BROADER EMPLOYEE COMPENSATION
       The Company operates in a very competitive environment. The skills that many of our employees need to possess can be used in other high technology companies. Thus, we are competing for talented people not only in the medical device industry, but also in the high technology world as well. Many high technology companies offer competitive compensation programs, particularly stock options. We analyzed data from high technology companies as well as the medical industry in 2000 when we considered broader employee compensation. As a result, we decided to grant total stock options in 2000 comparable to the number granted in 1999 even though the resulting dilution was greater than the 60th percentile in the peer group analysis. In addition, the Board authorized a one-time option grant of 75 shares to most employees who are not otherwise eligible to receive options. We believe this will help align the interests of employees and shareholders.

Thomas H. Garrett III
Walter L. Sembrowich
Gail R. Wilensky

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION
--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE


                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS

                                                                            -------------------------
                                               ANNUAL COMPENSATION             AWARDS       PAYOUTS
                                      ------------------------------------- ------------ ------------
                                                                             SECURITIES
                                                             OTHER ANNUAL    UNDERLYING      LTIP         ALL OTHER
                                        SALARY    BONUS    COMPENSATION(1)   OPTIONS(2)   PAYOUTS(3)   COMPENSATION(4)
NAME AND PRINCIPAL POSITION     YEAR     ($)       ($)           ($)             (#)          ($)            ($)
------------------------------ ------ --------- --------- ----------------- ------------ ------------ ----------------
Ronald A. Matricaria           2000    374,039   218,750        60,023              --     380,676          79,760
 Chairman                      1999    500,481   513,172            --              --          --         102,264
                               1998    750,000   727,500            --              --          --         108,156
Terry L. Shepherd              2000    500,000   600,000            --              --          --          47,957
 Chief Executive Officer       1999    418,019   384,832            --         400,000          --          46,837
                               1998    255,000   102,478            --          22,500          --          47,047
Daniel J. Starks               2000    380,000   296,062            --         400,000          --          31,290
 President and Chief           1999    346,875   201,621            --          45,000          --          30,170
 Operating Officer             1998    311,441   109,394            --          30,000          --          30,380
John C. Heinmiller             2000    275,000   165,000            --          52,500          --          31,290
 Vice President - Finance      1999    247,404   129,887            --          35,000          --          30,458
 and Chief Financial Officer   1998    138,213    61,029            --          27,500          --          13,625
Kevin T. O'Malley              2000    246,000   147,600            --          35,000          --          52,123
 Vice President and            1999    221,692   116,388            --          35,000          --          51,003
 General Counsel               1998    214,000   103,148            --          22,500          --          51,213
Robert Cohen                   2000    235,000   141,000        51,150          35,000          --          31,290
 Vice President Business       1999    215,000    90,300        60,789          35,000          --           3,800
 & Technology Development      1998     39,260    15,374        17,917          37,500          --              --

FOOTNOTES

(1) In accordance with SEC rules, perquisites or other personal benefits are included in the table only to the extent the total exceeds the lesser of $50,000 or 10% of total salary and bonus, of any named executive officer. Mr. Matricaria's 2000 other annual compensation includes $43,270 of vacation compensation and various perquisites. Mr. Cohen's 2000 other annual compensation includes $33,898 of mortgage differential payments and various perquisites.

(2) No stock appreciation rights have been granted to the named executive officers. In 2000, Mr. Starks was granted an option of 400,000 shares in connection with his promotion to President and Chief Operating Officer. Figures in this column represent the number of shares that can be purchased upon exercise of stock options granted during the year.

(3) In 2000, Mr. Matricaria started receiving payouts under the Company's Management Savings Plan ("MSP").

(4) Includes Company retirement plan contributions and the value of Company provided life insurance. For 2000, the Company's retirement plan contributions, including contributions under the Company's MSP, were $0, $47,957, $31,290, $31,290, $52,123 and $31,290 for Messrs. Matricaria,
    Shepherd, Starks, Heinmiller, O'Malley and Cohen, respectively. The Company purchased a split dollar life insurance policy in 1996 for Mr. Matricaria. Included in all other compensation in 2000 for Mr. Matricaria is $79,760 for Company costs related to this policy.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                INDIVIDUAL GRANTS
                         ---------------------------------------------------------------
                              NUMBER OF            % OF
                             SECURITIES        TOTAL OPTIONS
                             UNDERLYING         GRANTED TO                                  GRANT DATE
                               OPTIONS           EMPLOYEES      EXERCISE                      PRESENT
                             GRANTED(1)          IN FISCAL        PRICE      EXPIRATION      VALUE(4)
NAME                             (#)               YEAR          ($/SH)         DATE            ($)
----------------------   ------------------   --------------   ----------   ------------   ------------
Ronald A. Matricaria              --                  --        $      --                  $      --
Terry L. Shepherd                 --                  --               --                         --
Daniel J. Starks             400,000 (2)            10.7%          52.563   12/13/2008     8,735,040
John C. Heinmiller            52,500 (3)             1.4%          52.563   12/13/2008     1,146,474
Kevin T. O'Malley             35,000 (3)             0.9%          52.563   12/13/2008       764,316
Robert Cohen                  35,000 (3)             0.9%          52.563   12/13/2008       764,316

FOOTNOTES

(1) The Company has never issued any options with a reload provision. In the event of a change-in-control of the Company, all options become 100% vested.

(2) These options were granted to Mr. Starks in connection with his promotion to President and Chief Operating Officer. The options have an exercise price equal to the fair market value on the date of grant. Fifty percent of these options (the performance options) vest if the Company's stock price reaches specified targets as of the end of each fiscal year from 2001 through 2005, with any remaining unvested shares at the end of 2005 vesting on December 13, 2008. At December 31, 2000, none of these performance options vested. The remaining fifty percent vest annually in 20% increments.

(3) The options have an exercise price equal to the fair market value on the date of grant and vest annually in 25% increments.

(4) The Company uses the Black-Scholes option pricing model to establish stock option value for purposes of the above table. The actual value, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized will be at or near the value as estimated by the Black-Scholes model. The specific assumptions used in valuing the stock options were as follows:

    o Volatility of approximately 35.6%, representing the estimated annual variance in the daily percentage change in the price of the Company's common stock over a five year period.

    o Risk free rate of return of 5.21%, representing the average five-year treasury rate on the date of grant.

    o Estimated term of five years.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTIONS VALUES


                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                         OPTIONS                      OPTIONS
                             SHARES                               AT FISCAL YEAR-END (#)      AT FISCAL YEAR-END(1) ($)
                            ACQUIRED                          ----------------------------- -----------------------------
NAME                    ON EXERCISE (#)   VALUE REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------- ----------------- -------------------- ------------- --------------- ------------- --------------
Ronald A. Matricaria         9,195             $280,735         2,038,431       500,000      $69,641,544   $15,031,250
Terry L. Shepherd               --                   --           406,525       286,475       11,231,227     8,040,023
Daniel J. Starks                --                   --           115,750       534,250        2,978,875     7,136,863
John C. Heinmiller              --                   --            25,875        89,125          819,195     1,675,310
Kevin T. O'Malley               --                   --           113,075       103,925        3,317,745     2,325,862
Robert Cohen                    --                   --            30,875        76,625        1,007,398     1,708,209

FOOTNOTES

(1) Values were calculated using a price of $61.4375 per share, the closing sale price of the Company's common stock as reported by the New York Stock Exchange on December 29, 2000.

EMPLOYMENT, TERMINATION AND CHANGE
IN CONTROL AGREEMENTS

       CEO EMPLOYMENT AGREEMENT. The Board of Directors appointed Mr. Shepherd as the Company's President and Chief Executive Officer pursuant to an Agreement effective May 5, 1999, that ends on May 4, 2004. Mr. Shepherd will receive an annual salary of $500,000 and customary fringe benefits provided to Company officers, including an opportunity to earn a bonus.

       AGREEMENT WITH FORMER CHIEF EXECUTIVE OFFICER. Under the terms of his employment arrangements with the Company, Mr. Matricaria ceased to be an employee of the Company on August 1, 2000, but continues to serve as the Chairman of the Board of Directors of the Company. Mr. Matricaria is paid an annual fee of $375,000.

       Mr. Matricaria has a change in control agreement that provides him with a payment of $10,000,000 upon a change in control which expires on July 16, 2001.

       In 1996, Mr. Matricaria agreed to waive and relinquish all rights under the Company's Supplemental Executive Retirement Plan (the "SERP"). In exchange for this waiver, the Company credited and set aside $3,460,000 for Mr. Matricaria under the MSP.

       Mr. Matricaria and the Company share the premiums on a whole life insurance contract providing a death benefit of at least $3,000,000. Under this arrangement, the Company is obligated to pay a portion of the premium on the policy and, in exchange, has a right to the cash surrender value of the policy and to any death benefit payable under the policy in an amount equal to the lesser of the premiums paid by the Company or the policy's cash surrender value.

       SEVERANCE AGREEMENTS. The Company has entered into change of control severance agreements (the "Severance Agreements") with 15 of its senior executives, including Mr. Shepherd and Mr. Starks and the other named Executive Officers. The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, the Company terminates the executive's employment without Cause or the executive terminates his employment for Good Reason. Such payments and benefits include: (i) severance pay equal to three times the sum of the executive's annual salary, target bonus and certain other compensation paid to the executive during the twelve months prior to the termination; (ii) three years of life, health and disability insurance substantially similar to that in effect at the time of termination; (iii) the payment of legal fees and expenses relating to the termination; (iv) the termination of any noncompetition arrangement between the Company and the executive; and (v) a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up. Under the Severance Agreements, "Cause" is defined as a conviction for felony criminal conduct; "Good Reason" is defined to include a change in the executive's responsibility or status, a reduction in salary or benefits, or a mandatory relocation; and "Change in Control" is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the Company's Board of Directors, or another event the majority of the Continuing Directors determines to be a change in control.

       INDEMNIFICATION AGREEMENTS. The Company has entered into indemnification agreements with each of its Directors and Executive Officers which provide for indemnification against certain costs incurred by each Director and Executive Officer made or threatened to be made a party to a proceeding because of his or her official capacity as a Director or Executive Officer. The indemnification agreements, together with the Company's Bylaws, provide for indemnification to the fullest extent permitted by Minnesota law.

LOAN GUARANTEES
       In 1998, the Company established a program under which the Company guaranteed personal loans to employees for the purchase of the Company's common stock. Nineteen employees have participated in the program.

       The employee is personally responsible for interest and principal payments on such loans. During 2000, the largest outstanding principal amount of each loan guaranteed by the Company in excess of $60,000 to any Executive Officer of the Company was as follows: Mr. Shepherd $462,728; Mr. Gove $287,919; and Mr. Healy $74,363.

                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
--------------------------------------------------------------------------------


       Under SEC rules, shareholders who wish to present a proposal to the 2002 Annual Meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Kevin T. O'Malley, Secretary, One Lillehei Plaza, St. Paul, Minnesota 55117. We must receive your written proposal no later than November 29, 2001.

       Shareholders intending to present a proposal at the 2002 Annual Meeting, but not to include the proposal in our proxy statement, must comply with the requirements established in the Company's Bylaws. These require, among other things, that a shareholder submit a written notice to the Secretary of the Company of the intention to bring a proposal before the meeting. To be timely, the notice must be given to the Secretary of the Company not less than 50 days nor more than 75 days prior to the meeting (or if less than 60 days' notice or prior public disclosure of the date of the Annual Meeting is given to shareholders, not later than the tenth day following the day on which the notice of the date of the Annual Meeting was mailed or such public disclosure was made).

                                  OTHER MATTERS
--------------------------------------------------------------------------------

     Whether or not you plan to attend the meeting, please mark, sign, date and promptly return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

     SHAREHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO: INVESTOR RELATIONS, ST. JUDE MEDICAL, INC., ONE LILLEHEI PLAZA, ST. PAUL, MINNESOTA 55117.

Ronald A. Matricaria                               Terry L. Shepherd
Chairman of the Board of Directors                 Chief Executive Officer

March 28, 2001                                     March 28, 2001

                                                                      APPENDIX A


                             ST. JUDE MEDICAL, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------


ORGANIZATION
       This charter governs the operations of the audit committee ("Committee"). The Committee shall consist of at least three directors. The Chairperson and members of the Committee will be recommended by the Chairman of the Board and will be appointed by the Board of Directors. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. At the time of appointments to the Committee, the Board shall interpret the requirements of the New York Stock Exchange and shall certify that the requirements are met or require that they be met within a reasonable period of time.

STATEMENT OF POLICY
       The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders and other constituents relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function if appropriate, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES
       The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. Policies and procedures of the Committee should remain flexible in order to best react to changing conditions and circumstances. Committee meetings may be held telephonically and written minutes shall be prepared by the Committee for all meetings. Regularly scheduled Committee meetings require a quorum to be present. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

       The Audit Committee shall:

       1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

       2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements, prior to the filing of the Company's Annual Report on Form 10-K or prior to the distribution of the Company's annual report to shareholders. This review shall specifically include a report from management assessing the Company's internal controls.

       3. Review with management and the independent auditors the significant financial reporting issues and judgements made in connection with the preparation of the Company's financial statements.

       4. Review with management and the independent auditors the Company's quarterly earnings press release after the independent auditors have completed their SAS 71 review. In addition, each committee member shall individually review the Company's Quarterly Report on Form 10-Q and approve it in writing prior to the filing of such report.

       5. Review annually with management the Company's Financial Risk Management Policy and the implementation of the policy.

       6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

       7. Recommend to the Board the appointment of the independent auditors, which firm is ultimately accountable to the Audit Committee and the Board.

       8. Review the fees paid to the independent auditors and approve the audit fees to be paid to the independent auditors.

       9. Review the independent auditors' annual communication regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the independence of the auditor.

       10. Evaluate together with the Board the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditors.

       11. Review the significant reports to management prepared by the internal auditing department and management's responses.

       12. Meet with the independent auditors prior to the audit to review the planning, staffing and scope of the audit.

       13. Obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

       14. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

       15. Review with the independent auditors any significant problems or difficulties the auditor may have encountered during the audit and any management letter comments deemed significant by the auditor, including the Company's response to such comments. Such review should include: (a) any significant difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; and (b) any significant changes required in the planned scope of the audit.

       16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

       17. Review annually with the Company's General Counsel legal matters that may have a material impact on the Company's consolidated financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

       18. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditors in separate executive sessions.

       19. Review and approve annually the internal audit plan for the upcoming year. In addition, review any significant changes to the internal audit plan that occurred.

       While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

       The Audit Committee shall make regular reports to the Board.

       This Charter of the Audit Committee of the Board of Directors was amended and approved by the Board of Directors of this Corporation on February 17, 2001.

                                   P R O X Y
                             ST. JUDE MEDICAL, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2001

The undersigned hereby appoints Terry L. Shepherd, John C. Heinmiller and Kevin
T. O'Malley or any one of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of St. Jude Medical, Inc., to be held May 17, 2001, at 9:30 a.m. at the Lutheran Brotherhood Auditorium, Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota, or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.


                                                                SEE REVERSE SIDE


                         (TO BE SIGNED ON REVERSE SIDE)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE. [X]


                                                        NOMINEES:
1. Election of        FOR             WITHHOLD          David A. Thompson
   Directors.         [ ]                [ ]            Terry L. Shepherd


(Instructions: to withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------


2. Proposal to ratify the re-appointment of Ernst & Young LLP as the Company's Independent Auditors.

                                        [  ]             [  ]            [  ]
                                        FOR             AGAINST         ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Shares represented by this proxy will be voted on Proposals (1), (2), (3) and (4) in accordance with the specifications made, and "FOR" the nominees listed above and Proposals (2), (3) and (4) if there is no specification.



Please date and sign exactly as your name(s) appears below indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian give full title as such; when shares have been issued in names of two or more persons, all should sign.


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
SIGNATURE (S)                                                               DATE






--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE